Filed Pursuant to Rule 424(b)(3)

Registration No. 333-286625

APOLLO REALTY INCOME SOLUTIONS, INC.

SUPPLEMENT NO. 5 DATED JULY 27, 2026

TO THE PROSPECTUS DATED APRIL 21, 2026

This prospectus supplement (this "Supplement") is part of and should be read in conjunction with the prospectus of Apollo Realty Income Solutions, Inc., dated April 21, 2026 (as supplemented to date, the "Prospectus"). Unless otherwise defined herein, capitalized terms used in this Supplement shall have the same meaning as in the Prospectus. References herein to "we", "us", or "our" refer to Apollo Realty Income Solutions, Inc. and its consolidated subsidiaries unless the context specifically requires otherwise.

The purpose of this Supplement is to provide an update to the Prospectus.

Update to the Prospectus

Portfolio Update

We are providing an update regarding our portfolio composition as of June 30, 2026. The portfolio metrics set forth below are based on fair value as of such date.(1)(2)

Geography

Mid-Atlantic
9%
Northeast
19%
Midwest
12%
Southeast
20%
West
20%
Southwest
20%

Investment Allocation

Real estate
51%
Real estate debt
49%

(1) Excludes fair value of real estate-related securities.

(2) Includes properties secured by real estate debt investments.